SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 29, 2002

LENNOX INTERNATIONAL INC.

Incorporated pursuant to the Laws of the State of DELAWARE

Commission File Number
001-15149

Internal Revenue Service Employer
Identification No. 42-0991521

2140 Lake Park Blvd., Richardson, Texas   75080
(972) 497-5000

Page

Item 5.         Other Events

         On April 29, 2002, Lennox International Inc. (the "Company") announced its intent to offer, subject to market and other conditions, $100 million principal amount of convertible subordinated notes due 2009 in a private placement. The Company also intends to grant the initial purchasers of the notes an option to purchase up to an additional $15 million aggregate principal amount of notes to cover over-allotments. The notes will be convertible into the Company’s common stock upon certain specified circumstances at the option of the holder, at a price to be determined. The placement of the notes is expected to close in the week of May 6, 2002. The Company intends to use the net proceeds of the issuance to repay a portion of indebtedness under its existing credit facility.

        The information set forth in the Company’s press release dated April 29, 2002, included herewith as exhibit 99.1, is incorporated by reference to this Current Report on Form 8-K.

Item 7.        Financial Statements and Exhibits.

(c)	Exhibits
99.1 Press release issued by the Company dated April 29, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

By:	___/s/_____________________
Name:	Carl E. Edwards, Jr.
Title:	Executive Vice President

Dated: April 29, 2002